Exhibit 10.4

Fresenius SE

61346 Bad Homburg v.d.H.

July 6, 2008

To:	Fresenius Kabi Pharmaceuticals Holding, LLC

Re:	Equity Commitment

Ladies and Gentlemen:

1. Reference is made to the Agreement and Plan of Merger, dated as of July 6, 2008 (as it may be amended from time to time, the “Merger Agreement”), by and among Fresenius SE, a societas europaea organized under the laws of Germany (“Parent”); Fresenius Kabi Pharmaceuticals Holding, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Parent (“Holdco”); Fresenius Kabi Pharmaceuticals, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Holdco (“Merger Sub”); and APP Pharmaceuticals, Inc., a Delaware corporation (the “Company”) pursuant to which Parent will acquire the Company by merging Merger Sub with and into the Company (the “Merger”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement or the CVR Indenture (as defined in the Merger Agreement). This letter is being delivered to Holdco in connection with the execution of the Merger Agreement by Parent, Holdco, Merger Sub and the Company.

2. This letter confirms the undersigned’s commitment, subject to the condition set forth herein, to make an equity contribution to Holdco, in cash in an amount equal to the aggregate amount of cash to be paid to the Holders of CVRs in accordance with the terms of the CVR Indenture ( the “Commitment”). The undersigned shall not, under any circumstances, be obligated under this Agreement to contribute to Holdco more than the Commitment. Parent shall be obligated to make the contribution to the extent that Holdco becomes obligated to make a payment under the CVR Indenture but Holdco does not have sufficient funds and/or debt capacity to cover such payment.

3. Parent agrees that, for so long as any CVRs are outstanding, Holdco and its subsidiaries will be the primary entities through which Parent and its Affiliates (other than Fresenius Medical Care AG & Co. KGaA and its subsidiaries) will engage in the business of developing, in-licensing, manufacturing, selling, marketing and distributing injectable generic pharmaceutical products in the United States. For the avoidance of doubt, this provision shall not apply to Fresenius Medical Care AG & Co. KGaA and its subsidiaries and shall not prohibit Parent from acquiring entities that engage in the business of developing, in-licensing, manufacturing, selling, marketing and distributing injectable generic pharmaceutical products in the United States, so long as such business is not the primary business of such acquired entity.

4. Parent agrees that, for so long as any CVRs are outstanding, Parent shall not take or permit to be taken any of the following actions:

(a)	the voluntary liquidation, dissolution or winding-up Holdco;

(b)	any merger, consolidation or conversion of Holdco or the entry into any transaction that would result in Holdco (or any of Parent and its subsidiaries following the

Merger) failing to own directly all of the outstanding shares or other equity interests, equity securities or rights exercisable, exchangeable or convertible for or into shares or other equity interests or share appreciation rights, phantom shares or other equity or equity-like instruments of Holdco.

5. The undersigned’s obligation to fund the Commitment may not be assigned, except as permitted in this Section. The undersigned may assign all or a portion of its rights and obligations under this letter, including without limitation its obligations to fund the Commitment, to any Affiliates of the undersigned; provided, that any such assignment shall not relieve the undersigned of its obligations under this letter. This letter agreement may not be assigned by Holdco.

6. This letter shall be binding solely on, and inure solely to the benefit of, the undersigned and Holdco and their respective successors and permitted assignees, and nothing set forth in this letter shall be construed to confer upon or give to any Person other than the undersigned and Holdco and their respective successors and permitted assignees any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Holdco to enforce, the Commitment or any provisions of this letter.

7. This letter may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8. This letter may not be amended except by an instrument in writing signed by each of the parties hereto.

9. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware, the Court of Chancery in the State of Delaware and any other State of Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a State of Delaware state court.

10. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER, OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11. As of the date hereof, this letter agreement, the Merger Agreement and the CVR Indenture constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matters hereof and thereof.

Very truly yours,

FRESENIUS SE

By:   /s/ Dr. U.M. Schneider

Name: Dr. U.M. Schneider

Title: President and CEO

By:   /s/ St. Sturm

Name: /s/ St. Sturm

Title: CFO

Accepted and Acknowledged as of

the date first written above:

FRESENIUS KABI PHARMACEUTICALS HOLDING, LLC

By:   /s/ G. Steen

Name: G. Steen

Title: Authorized Signatory

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